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                                                                   EXHIBIT 10.15

                        CORN PRODUCTS INTERNATIONAL, INC.
                DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS


1.   PURPOSE AND ELIGIBILITY

          The purpose of the Plan is to (i) provide for compensation in the form of mandatorily deferred shares of Common Stock of the Company and to provide the opportunity for participants to defer up to 100% of their annual retainer and (ii) establish terms for such deferral. All directors who are not, and have never been, employees of the Company shall be eligible to participate in the Plan.

     ADMINISTRATION

          The Plan shall be administered by the Compensation and Nominating Committee (the "Committee") of the Board of Directors. The members of the Committee shall be appointed by the Board. The Committee shall have full power and authority to interpret the terms of the Plan A and to adopt such rules and procedures as it may deem advisable for the administration of the Plan. The interpretation of the Plan, all actions taken under the Plan, and the determination of all questions arising under the Plan shall be binding and conclusive on all persons for all purposes.

          The Committee may delegate to any officer or employee of the Company the duty to act for the Committee. Neither the Committee or any member thereof, nor any officer or employee of the Company, shall be liable for any act, omission, interpretation, construction, distribution or determination made in good faith in connection with the Plan. The members of the Committee and the officers and employees of the Company shall be entitled to indemnification by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

3.   STOCK COMPENSATION

          Fifty percent (50%) of the annual retainer of the directors will be paid in the form of mandatorily deferred shares of Common Stock which shall be credited to each director's Deferred Stock Account as provided in
     Section 4 and paid after resignation or retirement from the Board as provided in Section 5.


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          Each director who is eligible to participate in this Plan for a calendar year may file an election to deter for such year the receipt of either seventy-five percent (75%) or one hundred percent (100%) of the director's annual retainer which shall be credited to each such director's Deferred Stock Account as provided in Section 4 and paid after resignation or retirement from the Board as provided in Section 5. Each deferral election made hereunder shall be on a form provided by the Company and filed with the Committee not later than the day immediately preceding the first day of such calendar year. A director who first assumes office after January 1 of any year may elect, prior to the earlier of (1) the first day of the next calendar quarter and (2) the date of the first meeting such director attends, to make such election for the remainder of such calendar year. Any such election to defer may not be revoked or changed by the director with respect to such calendar year, and shall remain effective for each succeeding calendar year unless revoked or changed by the director with respect to a succeeding calendar year prior to the commencement of such succeeding calendar year.

4.       DEFERRED STOCK ACCOUNT,

          The Committee shall establish and maintain for each director a Deferred Stock Account which shall be credited with an amount equal to fifty percent (50%) or, if so elected by such director, seventy-five percent (75%) or one hundred percent (100%), of the director's annual retainer as of the date on which such retainer would have been paid to such Director but for such mandatory deferral.

          The number of phantom stock units which shall be credited to the Deferred Stock Account in respect of the deferred annual cash retainer shall be equal to the amount of such cash retainer which is deferred, divided by the Fair Market Value (as defined below) of a share of Common Stock as of the end of each calendar quarter or as of such other date on which such retainer would have been paid to such director but for such election. For purposes of this Plan, "Fair Market Value" shall mean the average of the high and low prices of Common Stock on the New York Stock Exchange on the date of the determination thereof as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions.

          As of each date on which dividends are paid on the shares of Common Stock, the Company shall credit to each Deferred Stock Account established on its books pursuant to




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     this section additional phantom stock units, the number of which shall be determined by multiplying the amount of such dividends per share of Common Stock by the number of phantom stock units then credited to such account, and dividing the product thereof by the Fair Market Value of a share of Common Stock on the applicable dividend payment date.

5.   PAYMENT

          Payment of a director's Deferred Stock Account shall be made at such dates as may be determined by the Committee, but in no event earlier than six months after resignation or retirement as a director nor later than ten years thereafter. Payment of a director's Account may be made in cash or shares of Common Stock, or any combination thereof, as the director shall request subject to the approval of the Committee.

          In the event of a director's death prior to receiving all payments due under the Plan, the remaining amount shall be paid in a lump sum to the beneficiary or beneficiaries designated by the director in a writing filed with the Committee or, in the absence of an effective designation, to the director's estate.

          Any distribution in respect of a person who at the time of payment is under legal disability or who is, in the judgment of the Committee, unable to care for his or her affairs because of illness or accident, may be made to the spouse or any child or personal representative of such person, or to any other individual or entity deemed by the company to have incurred expenses for such person. Any such distribution shall constitute a complete discharge of the Company's obligation to make such distribution pursuant to this Plan.

6.   GRANTOR TRUST

          The Company may establish an irrevocable grantor trust with an independent trustee, which shall be a bank or trust company selected by the Company, and transfer to the trustee of that trust shares of Common Stock and cash or other assets in order to assist the Company in fulfilling its payment obligations hereunder. The governing trust instrument must require that the trustee shall establish a separate account in the trust fund for each director, based on the contributions made by or for such director, that all assets held in the trust shall remain available to satisfy the claims of general creditors of the Company in case of insolvency or bankruptcy and that the Company shall give



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     timely written notice to the trustee of the insolvency or bankruptcy of the Company.

 7.  NON-ASSIGNABILITY

          The rights and interests of a director hereunder may not be assigned, pledged or otherwise transferred except by will or the laws of descent and distribution.

a.   AMENDMENTS AND TERMINATION

          The Board may at any time amend or terminate the Plan. No amendment or termination shall alter or impair existing rights in respect of a director's Account.

          If the outstanding shares of Common Stock are changed by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other corporate chance, the Committee shall make such substitutions or adjustments to the Deferred Stock Accounts and the annual limitation on deferrals in Common Stock as it deems to be equitable and consistent with the provisions contained herein.

9.   GENERAL MATTERS

          Common Stock and cash representing fractional shares of Common Stock credited to Deferred Stock Accounts under the Plan will be paid at the dates and in the manner provided for in Section 6 from the assets of the grantor trust established under Section 7 and, to the extent the assets herein are not sufficient or such a trust has not been established, from the general assets of the Company. Prior to such payment, a director will have no interest under the Plan in any specific asset of the Company or any security interest in the assets of a grantor trust established under
     Section 7. Until the establishment of such a trust, no certificates or book-entry statements of ownership shall be issued for shares credited to a director's Deferred Stock Account.

          All expenses incurred in administering the Plan and a grantor trust established under Section 7 will be paid by the Company.

10.  SUCCESSORS AND ASSIGNS

          The provisions of this Plan shall bind and inure to the benefit of the Company, its successors and assigns and each


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     Director who is a participant in this Plan and his or her beneficiaries and successors.

11.  GOVERNING LAW

          This Plan shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

                                              Adopted: ________________________




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